UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 2, 2007

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California 91107

(Address of principal executive office and zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

On May 2, 2007, Tetra Tech, Inc. (the “Registrant”) reported its results of operations for its second quarter ended April 1, 2007. A copy of the press release issued by the Registrant concerning the foregoing is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Current Report, including the exhibit hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. J. Kenneth Thompson has been elected to the Board of Directors of the Registrant, effective April 30, 2007, to serve until the next Annual Meeting of Stockholders or until his successor has been duly chosen and qualified. Mr. Thompson filled a vacancy on the Board, and the Board now consists of seven members, including Mr. Thompson. Mr. Thompson will serve on the Nominating and Corporate Governance and the Compensation Committees.

A copy of the press release issued by the Registrant concerning the foregoing is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.
(d)	Exhibits

	99.1	Press Release, dated May 2, 2007, reporting the results of operations for the Registrant’s second quarter ended April 1, 2007.

	99.2	Press Release, dated May 2, 2007, regarding the election of J. Kenneth Thompson to the Registrant’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date:	May 2, 2007	By:	/s/ Dan L. Batrack
Dan L. Batrack
Chief Executive Officer